SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a)
                       of the Securities Exchange Act of 1934
                                 (Amendment No.    )


Filed by the Registrant [ X ]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]   Confidential for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                  BURKE MILLS, INC.
                                  -----------------
                  (Name of Registrant as Specified In Its Charter)

                                   S. Scott Womack
                                   ---------------
                     (Name of Person(s) Filing Proxy Statement)

Payment Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ]   $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:
                                Common stock
                                ------------

      2)  Aggregate number of securities to which transaction
applies:
                                2,741,168
                                ---------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                N/A
                                ---

      4)  Proposed maximum aggregate value of transaction:

                                N/A
                                ---

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

      1)  Amount Previously Paid:



      2)  Form, Schedule or Registration Statement No.:



      3)  Filing Party:



      4)  Date Filed:

                                 BURKE MILLS, INC.


                 NOTICE OF SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS

                                        1996





      The 1996 substitute annual meeting of the shareholders of Burke Mills, Inc. ("the Company") will be held at the executive offices of the Company, 191 Sterling Street N.W., Valdese, North Carolina, at 2:00 P.M. on Monday, July 22, 1996, for the following purposes:


      (1) To elect five directors to serve until the next annual meeting of the shareholders and until their successors shall be elected and shall qualify.

      (2) To transact such other business as may properly come before the meeting or any adjournments thereof.


      The close of business on June 3, 1996, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at said meeting.

      Management hopes all shareholders can attend this meeting. Whether or not you expect to be present, you are requested to date and sign the enclosed proxy and return it promptly in the enclosed envelope. The proxy will be returned to any shareholder who attends the meeting and requests such return.



                                By order of the Board of Directors
                                Pender R. McElroy
                                Secretary of Burke Mills, Inc.

June 14, 1996

                                   PROXY STATEMENT





                          Substitute Annual Meeting of the
                          Shareholders of Burke Mills, Inc.
                             to be held July 22, 1996
                          ---------------------------------



SOLICITATION AND REVOCATION OF APPOINTMENT OF PROXY
- ---------------------------------------------------

      The enclosed appointment of proxy is solicited by the Board of Directors of Burke Mills, Inc. ("the Company"). It is revocable upon receipt of written notice of revocation by the Secretary of the Company at any time before it is exercised. If the enclosed appointment of proxy is signed and returned, the shares covered by the appointment will be voted at the meeting (and all adjourned sessions).

      The cost of soliciting appointments of proxy will be borne by the Company, and such costs are not expected to exceed an amount normally expended for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of regular employees and officers, who will carry out any solicitations to be made, which amount is not expected to exceed $1,000.00.

      The mailing address of the principal executive offices of the Company is:

                        Burke Mills, Inc.
                        Post Office Box 190
                        Valdese, North Carolina 28690

      The approximate date on which the proxy statements and proxy cards are first sent or given to shareholders is June 17, 1996.


VOTING RIGHTS
- -------------

      The holders of stock of the Company on June 3, 1996 are the only shareholders entitled to notice of and to vote at the substitute annual meeting of shareholders on July 22, 1996 and at any adjournments thereof. On June 3, 1996 (the record date) there were 2,741,168 shares of stock outstanding and entitled to vote. Each share of stock is entitled to one vote.

CUMULATIVE VOTING FOR DIRECTORS
- -------------------------------

      Every shareholder entitled to vote for the election of directors shall have the right to cast one vote per share outstanding in the name of such shareholder for as many persons as there are directors to be elected and for whose election he, she or it has a right to vote.

      If at the time of the election the stock transfer book of the Company discloses, or it otherwise appears, that there is one shareholder who owns or controls more than one-fourth of the voting stock of the Company, then under North Carolina law the right of cumulative voting shall exist. It is not management's intention to call for cumulative voting but the right to do so is reserved. The right of cumulative voting may be exercised by any shareholder or proxyholder who announces in open meeting, before the voting for directors starts, his or her intention so to vote cumulatively; the chair shall then declare that all shares entitled to vote have the right to vote cumulatively.

      If the right of cumulative voting exists, a shareholder may cumulate his or her votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number his or her shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

      The right of cumulative voting shall not be exercised unless some shareholder or proxyholder announces in open meeting, before the voting for directors starts, his or her intention so to vote cumulatively. If such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one nor more than four hours, as the chair shall determine, or of such period of time as is then unanimously agreed upon.

      Discretionary authority to cumulate votes is solicited for the holders of the proxies.

      Discretionary authority to cumulate votes is solicited because the right to cumulative voting exists for all shareholders under North Carolina law. Such solicitation is fully consistent with the purpose of North Carolina law (to enable minority shareholders to have representation on the Board of Directors) in that the cumulation of votes by management will not and cannot prevent minority shareholders who own at least one-sixth of the outstanding stock plus one share from electing one director if such shareholders vote cumulatively.

SUBSTANTIAL SHAREHOLDERS
- ------------------------

      As of May 6, 1996 the following persons are the only persons known to the Company to be the beneficial owners of more than five percent of the common stock of the Company (the only voting securities of the Company):

Title of   Name and Address of           Amount and Nature of     Percent
Class       Beneficial Owner             Beneficial Ownership    of Class
- --------   -------------------           --------------------    --------

Common      Naseus, Inc.                   1,443,329 shares        52.7%
Stock       Flat 72, Building 383              (Direct)
            Road 1912
            Manama Town 319, Bahrain

Common      Humayun N. Shaikh              1,443,329 shares        52.7%
Stock       Nafees Cotton Mills, Ltd.         (Indirect)
            Ismail Aiwan-i-Science
            Shahrah-i-Jalaluddin Roomi
            Lahore - 54600, Pakistan

Common      Khalid A. H. Al Sagar            721,664 shares        26.3%
Stock       Flat 72, Building 383             (Indirect)
            Road 1912
            Manama Town 319, Bahrain
               United Arab Emirates

Common      Hickory Industries, Inc.         270,000 shares        9.85%
Stock       Box 429                             (Direct)
            Hickory, N.C. 28603

Common      Robert E. Bell, Jr.              270,000 shares        9.85%
Stock       Hickory Industries, Inc.           (Indirect)
            Box 429
            Hickory, N.C. 28603


      The shares beneficially owned by Humayun N. Shaikh are shares owned of record by Naseus, Inc. Naseus, Inc., a Panamanian corporation, holds 1,443,329 shares of the Company's stock as nominee for Khalid A. H. Al Sagar. Mr. Al Sagar has sole investment power as to 721,664 shares of the stock of the Company owned by Naseus, Inc. Humayun N. Shaikh, who is chairman and a director of the Company, holds the sole voting power as to the stock of the Company owned by Naseus, Inc. and investment power as to 721,665 shares of the stock of the Company owned by the Naseus, Inc. Naseus, Inc. is a holding company for business interests and does not conduct any active operations.

      Robert E. Bell, Jr. is the president, director and sole shareholder of Hickory Industries, Inc. Hickory Industries, Inc.
directly owns of record 270,000 shares of the stock of the Company.

      The Company is informed and believes that as of May 6, 1996 Cede & Co. held 690,207 shares of the Company (25.2%) as nominee for Depository Trust Company, 55 Water Street, New York, New York 10004, that Cede & Co. and Depository Trust Company both disclaim any beneficial ownership thereof, and that such shares are held for the account of numerous other persons, no one of whom is believed to beneficially own five percent or more of the common stock of the Company.

ELECTION OF DIRECTORS
- ---------------------

      Five directors are to be elected at the substitute annual meeting of shareholders to be held on July 22, 1996. Directors are to be elected to serve until the next annual meeting of shareholders and until their successors shall be elected and shall qualify. Absent cumulative voting, a plurality of the shares present in person and by proxy is necessary for election of the directors. Votes will be counted by adding the votes by proxy to the votes cast in person. Abstentions will not be counted in favor of or against a motion. Broker non-votes are not counted.

      The enclosed proxy will be voted in favor of the election of the following nominees as directors:
                                         Amount (Shares)
                                          and Nature of
        Name               Principal        Beneficial      Percent
(Age)(Year lst Elected)   Occupation        Ownership      of Class
- -----------------------   ----------     ---------------   --------

  Humayun N. Shaikh       Chairman of       1,443,329        52.7%
  (53)      (1978)        the Company      (Direct and
                                             Indirect)

  Richard F. Whisenant    President of          4,668        0.17%
  (58)      (1979)        the Company        (Direct)

  S. Scott Womack         Vice President-           0         0.0%
  (42)                    Finance of the
                          Company

  Robert P. Huntley       Chairman,           120,000         4.4%
  (58)      (1993)        Secretary          (Direct)
                          and Treasurer,
                          Timberidge Lumber
                          Company

  Ahmed H. Shaikh         CEO, Nafees Cotton        0         0.0%
  (27)      (1994)        Mills, Ltd.

      All nominees except Mr. Womack are incumbents.

      "Direct" ownership means ownership as record owner.
"Indirect" ownership means beneficial ownership other than as record owner.

      Mr. Humayun Shaikh serves as a director of Nafees Cotton Mills, Ltd (engaged in synthetic yarn spinning) of Lahore, Pakistan, and has so served for more than the past five years. Until 1994 he was a director of Colony Textile Mills, Ltd. (engaged in spinning and weaving of yarn and dyeing and printing of fabric) and of National Security Insurance Co., Ltd. (engaged in the writing of property and casualty insurance) both of Lahore, Pakistan, and so served for more than the five years prior to 1994. Mr. Shaikh devotes approximately half of his time to the management of the Company. Mr. Shaikh served as President of the Company from January 1981 until May 1992, when he became Chairman.

      Mr. Whisenant, prior to becoming President of the Company in May 1992, served as Executive Vice President from January 1981 until May 1992 and as Vice President of Manufacturing from 1978 to 1981. Prior to that time Mr. Whisenant served as plant manager and manufacturing manager of the knit division of the Company.

      Mr. Womack has been Vice President-Finance of the Company since 1994. From 1992 to 1994, Mr. Womack was Vice President-Finance for Tanner Companies, Inc. (manufacturer of ladies apparel) in Rutherfordton, North Carolina. From 1988 to 1992 Mr. Womack was Controller of Tanner Companies, Inc.

      Mr. Huntley was Executive Vice President of Newton Transportation Company, Inc., Lenoir, North Carolina, from 1986 until March 31, 1996. Newton Transportation Company, Inc. is a long haul new furniture carrier. Mr. Huntley also serves as Chairman, Secretary and Treasurer of Timberidge Lumber Company, a supplier of hardwood lumber to the furniture industry. He also has business interests in other areas including real estate, fabric and furniture. Mr. Huntley is licensed as a certified public accountant.

      Mr. Ahmed Shaikh graduated from Brown University with a Bachelor of Arts degree in Economics in May 1991. While in college, Mr. Shaikh worked during the summer at Nafees Cotton Mills and at the Company. Upon his graduation in 1991, he worked during the summer of 1991 at the Company. Since September 1991 Mr. Shaikh has been employed by Nafees Cotton Mills, Ltd. in a management position, and on October 1, 1994 he became Chief Executive Officer of this company. Mr. Shaikh is the son of Humayun Shaikh, Chairman of the Board of the Company.

      The Board of Directors of the Company met four times during the fiscal year ended December 30, 1995. Mr. Humayun Shaikh, Mr.
Whisenant, Mr. Huntley and Mr. Bell attended all four meetings.
Mr. Ahmed Shaikh was unable to attend any of the meetings.

      The Board of Directors of the Company does not have standing nominating or compensation committees or any committees performing similar functions. Mr. Whisenant, Mr. Bell and Mr. Huntley serve on the Board's audit committee. The committee has met once since the beginning of the fiscal year on January 1, 1995. The duties of the audit committee are to review the work of the Company's auditors and to confer with the auditors on matters concerning the annual audit.


STOCK OWNED BY OFFICERS
- -----------------------

      As of May 6, 1996, the common stock of the Company (the only class of equity securities of the Company) beneficially owned by the chief executive officer, Humayun N. Shaikh, by the four most highly compensated executive officers other than Mr. Shaikh, and by all officers and director nominees as a group is as follows:

                                  Amount (Shares)
                                   and Nature of          Percent
Name/Group                      Beneficial Ownership     of Class
- ----------                      --------------------     --------

Humayun N. Shaikh                     1,443,329             52.7%
Chairman                               Indirect

Richard F. Whisenant                      4,668             0.17%
President                                Direct

S. Scott Womack
Vice President-Finance                        0             0.00%

Richard F. Byers                          6,000             0.20%
Vice President-Sales                     Direct

Robert W. Downs                               0             0.00%
Vice President-Operations

All officers and director             1,574,597             57.4%
nominees as a group                 (Direct and
(8 persons)                           Indirect)


EXECUTIVE OFFICERS OF THE COMPANY
- ---------------------------------

      All executive officers of the Company are serving until the annual or substitute annual meeting of directors and until their successors have been duly elected and qualified. The current officers of the Company, in addition to Humayun N. Shaikh and Richard F. Whisenant, are as follows:

      S. Scott Womack (age 42) is Vice President-Finance and Treasurer of the Company, having assumed that office in September 1994. Prior to that time, Mr. Womack was Vice President of Finance at Tanner Companies, Inc., Rutherfordton, North Carolina, from 1992 to May 1994. From 1988 to 1992, Mr. Womack served as Controller for Tanner Companies, Inc.

      Richard Byers (age 56) is Vice President-Sales of the Company, having assumed that office in December 1978. Mr. Byers served as production control manager of the Company from 1968 to December
1978.

      Maggie Simmons-Hughes (age 56) is Vice President-Human
Resources of the Company, having assumed that office in May 1991.
Ms. Hughes served as personnel manager of the Company from 1980 to May 1991.

      Robert W. Downs (age 44) is Vice President-Operations having assumed that office in 1995. Mr. Downs was first employed by the Company as General Manager in 1994. From 1989 to 1994, Mr. Downs was General Manager of the thread division at Dixie Yarns Company.

      Pender R. McElroy (age 55) is Secretary of the Company, having assumed that office in April 1981. Mr. McElroy is a member of the law firm of James, McElroy & Diehl, P.A., Charlotte, North
Carolina, legal counsel for the Company.

      Michael B. Smith (age 39) is Assistant Secretary of the
Company, having assumed that office in May 1985. Mr. Smith has been employed by the Company as a cost accountant since 1978.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
- ------------------------------------------------

      All plan and non-plan compensation awarded to, earned by, or paid to the chief executive officer, Humayun N. Shaikh, and to Richard F. Whisenant, for the past three fiscal years is shown in the following table:

                                    SUMMARY COMPENSATION TABLE
                                    --------------------------

                                        Annual Compensation
                                        -------------------

                                                 Other Annual   All Other
      Name and                 Salary    Bonus   Compensation  Compensation
 Principal Position    Year     ($)       ($)        ($)           ($)
- ----------------------------------------------------------------------------
Humayun N. Shaikh      1993  $ 84,000      0          0             0
Chairman               1994  $150,000      0          0             0
                       1995  $150,000      0          0             0

Richard F. Whisenant   1993  $109,000      0          0         $ 2,112
President              1994  $115,000      0          0         $12,692
                       1995  $115,609      0          0         $ 3,173

      There is no executive officer of the Company whose total annual salary and bonus during each of the last three fiscal years exceeded $100,000, except for Humayun N. Shaikh and Richard F. Whisenant. Annual compensation exceeded that figure during the last two fiscal years for Mr. Shaikh and the last three fiscal years for Mr. Whisenant.

      The Company has no long-term compensation arrangements with its executive officers.

      For the last three fiscal years, the Company has paid Nafees Cotton Mills, Ltd. $18,000 annually toward the expense of maintaining and operating an office for the Company in Pakistan.
Mr. Humayun N. Shaikh is a director of Nafees Cotton Mills, Ltd.

      The Company made matching contributions to its Savings and Retirement Plan and Trust (401(k) Plan) during each of the last three fiscal years. As a participant in that plan, Mr. Whisenant's account was allocated a portion of each such contribution. Those amounts are shown under "All Other Compensation" in the Summary Compensation Table.

      Directors who are employed by the Company are not compensated for services as directors. Directors not employed by the Company receive $500 for each Board meeting or committee meeting attended. Mr. Humayun Shaikh receives reimbursement for actual travel expenses incurred while travelling for the Company.

      The policy of the Board of Directors for compensation of the Chief Executive Officer and the executive officers has been and is to compensate those officers at a level as close to what the Board believes is competitive in the industry for companies of comparable size and geographic location (the piedmont area of North and South Carolina). The Board does not tie company performance to the level of compensation of the Chief Executive Officer or the other executive officers.

            Humayun N. Shaikh        Richard F. Whisenant

           Robert E. Bell, Jr.        Robert P. Huntley

                         Ahmed H. Shaikh


      Humayun N. Shaikh, Chairman of the Company, was indebted to the Company for a period of time during the Company's last fiscal year. The largest aggregate amount of indebtedness by Mr. Shaikh to the Company outstanding at any time since the beginning of the last fiscal year of the Company was $108,123.00. The nature of the indebtedness was advances by the Company to Mr. Shaikh to cover traveling and other expenses. These amounts were advanced against Mr. Shaikh's accrued salary and expense reimbursement, and through oversight the total of the advances reached a point in excess of the accruals due Mr. Shaikh. No interest was charged to Mr. Shaikh. Mr. Shaikh is not indebted to the Company as of May 15, 1996. Because of the oversight, Mr. Shaikh has determined that he will not be receiving advances against accrued salary and expenses from the Company in the future.


COMPARATIVE SHAREHOLDER RETURN
- ------------------------------

      The graph which follows compares the yearly percentage change in the Company's cumulative shareholder return on its common stock with the cumulative total return of (a) all United States companies traded on the NASDAQ stock market and (b) 34 companies traded on the NASDAQ stock market which carry NASDAQ Standard Industrial Classification (SIC) Code 22, being companies producing textile mill products (which is an index published by the Center for Research in Security Prices of the University of Chicago Graduate School of Business, Chicago, Illinois.) A list of the 34 companies will be provided to any shareholder upon written request.

[Explanation of graph for purposes of electronic filing with the Securities and Exchange Commission. Original graph not filed electronically.]

      The performance graph shows dollar figures from $0 through $1,000 along the left side of the graph. Along the base of the graph, the starting point is December 31, 1990, and the graph is divided into five main segments, each representing the years from 1990 through 1995, and each of the five segments is divided into 12 sections representing the twelve months of the year. There are four lines on the graph:

(1) One line is a level undeviated line over the five-year period which begins and ends at the $100 level.

(2) There is a solid line showing the total returns index for Burke Mills, Inc.

(3) A broken line showing the total returns index for all the U.S. companies on the NASDAQ stock market.

(4)   Another broken line showing the total returns index for 34
      NASDAQ stocks carrying the NASDAQ standard industrial classification code 22.

The legend on the graph indicates as follows:

                                    Legend
CRSP Total Returns
Index for:            12/31/90   12/31/91   12/31/92   12/31/93   12/30/94   12/29/95
- ------------------    --------   --------   --------   --------   --------   --------
Burke Mills, Inc.      100.0      116.7      116.7      183.3      500.0      416.7

NASDAQ Stock Market
(U.S. Companies)       100.0      160.5      186.9      214.5      209.7      296.5

NASDAQ Stocks
(SIC 2200-2299 U.S.
Companies)
Textile mill products  100.0      124.1      145.0      207.5      138.4      163.7

STOCK OPTIONS
- -------------

      No officer or director of the Company was granted, exercised or realized any stock appreciation rights, options, or warrants during the fiscal year ended December 30, 1995.


DISCRETIONARY AUTHORITY
- -----------------------

      The proxy being solicited confers, and the holders of each proxy shall have, discretionary authority to vote with respect to any of the following matters:

      (1) Matters which the persons making the solicitation do not know, a reasonable time before the solicitation, are to be presented at the meeting.

      (2) Approval of the minutes of the prior meeting but such approval shall not amount to ratification of the action taken at that prior meeting.

      (3) The election of any person to any office for which a bona fide nominee is named in the proxy statement and such nominee is unable to serve or for good cause will not serve.

      (4) Any proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 or Rule 14a-9 of the Rules of the Securities and Exchange Commission.

      (5) Matters incident to the conduct of the meeting.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
- ------------------------------------------------

      Cole, Samsel & Bernstein LLC, New York, New York, is the independent public accounting firm for the Company and is expected to serve in such capacity through the end of the current fiscal year on December 28, 1996. Cole, Samsel & Bernstein LLC was the independent public accounting firm for the Company for the fiscal year ended December 30, 1995. A representative from Cole, Samsel & Bernstein LLC is expected to be present at the annual shareholders meeting. That representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


FILING OF FORMS 3 AND 4
- -----------------------

      To the knowledge of the Company, all directors, officers, beneficial owners of more than ten percent of the common stock of the Company and other persons required to so file did file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934 on Form 3 and Form 4 during the most recent fiscal year and prior fiscal years.

PROPOSALS OF SHAREHOLDERS
- -------------------------

      Any proposals of shareholders intended to be presented at the 1997 annual meeting of the shareholders, now scheduled for May 20, 1997, must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting not later than December 19, 1996. Any such proposal must be received at the principal executive offices of the Company.


FORM 1O-K
- ---------

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 1O-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995. SUCH REQUEST SHOULD BE DIRECTED TO PENDER R. McELROY, JAMES, McELROY & DIEHL, P.A., 600 SOUTH COLLEGE STREET, CHARLOTTE, NORTH CAROLINA 28202.

             [Specimen of proxy card for purposes of electronic filing
                    with the Securities and Exchange Commission]

                                  BURKE MILLS, INC.

                                APPOINTMENT OF PROXY

              Substitute Annual Meeting of Shareholders, July 22, 1996

      The undersigned shareholder hereby appoints Humayun N. Shaikh, Chairman of the Company, and Richard F. Whisenant, President of the Company, with full power of substitution, the lawful attorneys, agents and proxies of the undersigned to vote all shares of Burke Mills, Inc.
held by the undersigned, cumulatively or not cumulatively, with respect to the election of directors, at the Substitute Annual Meeting of its shareholders to be held at 2:00 P.M. on July 22, 1996, at the executive offices of the Company in Valdese, North Carolina, and all adjourned sessions thereof, with all the powers the undersigned would possess if personally present at such meeting, and upon the following matters:

      1. The election of the following persons who will be nominated to serve as directors:

                   Humayun N. Shaikh                S. Scott Womack
                   Richard F. Whisenant             Robert P. Huntley
                                       Ahmed H. Shaikh

      INSTRUCTIONS: You May Withhold Authority To Vote For Any Nominee By Lining Through Or Otherwise Striking Out The Name Of Any Nominee. If You Execute This Proxy In Such A Manner As Not To Withhold Authority To Vote For The Election Of Any Nominee, This Proxy Shall Be Deemed To Grant Such Authority.

      2. Such other business and matters as may be brought before the meeting or any adjournments thereof, including any matters which are not known or anticipated a reasonable time before the solicitation.

      The shares represented by this proxy will be voted as directed by the shareholder. If the person solicited specifies that authority to vote for a nominee for director be withheld, the shares will be voted in accordance with such specification. If no direction is given, the shares will be voted FOR all nominees for director. To be voted, the proxy must be received prior to the meeting.

      This Appointment of Proxy Confers Upon the Holders Discretionary Authority To Vote On The Matters Specified In The Proxy Statement Under The Heading "Discretionary Authority."

      This Appointment of Proxy is Solicited By The Board of Directors Of The Company.

                                    Dated:                          , 1996


                                    Signature of Shareholder
                                    (Please Sign exactly as name appears on
                                    this proxy. Executors, Trustees, etc.
                                    should give full title).